UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 5, 2016 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)

On November 5, 2016, REVA Medical, Inc. (the “Company”), after discussion with its Audit Committee, Board of Directors, and management, determined that the Company’s consolidated financial statements for the period ended June 30, 2016, as reported in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2016, should no longer be relied upon and that a restatement of these financial statements is required because the previously filed financial statements did not properly classify the Company’s convertible notes payable (the “Notes”) that had been issued pursuant to that certain Convertible Note Deed dated September 25, 2014, as amended February 11, 2016.

The error relates solely to an improper classification of the Notes as a long-term liability. The Notes contain a one-time redemption right at the option of the holder, which if exercised would require redemption of the $25 million face value of the Notes, plus accrued interest, on June 30, 2017. Accordingly, correction of the error will result in the Notes, and the accrued interest thereon, being classified as a current liability as of June 30, 2016. As a result of the correction, as of June 30, 2016, current liabilities increase from approximately $2,831,000 as reported to $102,199,000 as restated and long-term liabilities decrease from approximately $99,480,000 as reported to $112,000 as restated. Total liabilities remain unchanged.

The Company expects to file an amended Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 on or about November 7, 2016, after it has completed its work with respect to the restatement. The Company currently intends to file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 on a timely basis, but there can be no assurance that this will be the case.

As a result of the improper classification and the resulting restatement, the Company’s management has determined that a material weakness existed in the Company’s internal control over financial reporting at June 30, 2016. A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. As such, the Company, in its Form 10-Q/A for the period ended June 30, 2016, will revise its prior disclosure pertaining to its evaluation of the effectiveness of its disclosure controls and procedures and describe the steps the Company is taking and plans to take to remediate such material weakness.

The Company, including its Audit Committee, has discussed the matters disclosed in this current report pursuant to Item 4.02(a) with its independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: November 7, 2016	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)